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                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made as of the 1st day of April, 1995, by and between AmeriQuest Technologies, Inc., a Delaware corporation having its principal place of business at 3 Promenade, Santa Ana, California 92705 ("Employer") and Ken Burke, an individual ("Employee").

                 In consideration of the mutual promises and agreements set forth in this Agreement, Employer and Employee agree as follows:


                 1. JOB TITLE AND DUTIES. Employer hereby employs, engages and hires Employee in the position of Senior Vice President and General Manager for Employer's wholly owned subsidiary CMS Enhancements, Inc. ("CMS"). In this position, Employee is expected to perform such duties as are consistent with such position as may from time-to-time be assigned to the Employee by Employer.

                 Employee hereby accepts and agrees to being hired, engaged and employed, subject to the general supervision and orders, advice and direction of Employer as given by Employer's Board of Directors, President, or other such supervisory personnel of Employer to whom Employee shall be responsible. Employee agrees to perform any duties customarily performed by one holding the same or similar position in the same or similar businesses or enterprises as that of the Employer. Employee shall perform his duties at the principal location of the Employer's offices, currently in Orange County, California, or any other place or places that Employer shall in good faith require, or as the interest, needs, business or opportunity of Employer shall require. Employee shall report directly to the President of Employer.

                 2. TERM OF EMPLOYMENT. The term of this Agreement shall commence on the date set forth above (the "Commencement Date") and shall continue for a period of two (2) years or until terminated pursuant to Section 11 of this Agreement. All terms and conditions in this Agreement pertaining to Employee's employment by the Company are confidential and shall not be disclosed by Employee to any other employees of Employer.

                 3. COMPENSATION. As full payment for the services performed by Employee in full discharge of his duties under this Agreement, Employer shall pay to Employee and Employee shall accept as full payment from Employer, compensation, subject to such deductions and withholdings as may be required by law or by Employer's policies and procedures from time to time in effect, as follows:

                 (A) BASE SALARY. Employee shall receive a base salary of $170,000.00 per year (the "Base Salary") which shall be payable on such basis, no less frequently than monthly, as Employer shall, from time to time, determine. Employee's Base Salary hereunder shall be





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         subject to review and adjustment by Employer, in Employer's discretion, one year from the Commencement Date.

                 (B) PERFORMANCE BONUS. Employee shall be entitled to a performance bonus of up to $100,000.00 per year, to be paid in equal quarterly installments (the "Performance Bonus") based upon Employee's achievement of certain goals, pursuant to the "Management By Objective" Plan (the "MBO Plan") of Employer as may be in effect from time to time. All terms and conditions regarding Employee's entitlement to the Performance Bonus shall be governed by the MBO Plan as it shall, from time to time, be amended by Employer. In the event the Gross Profits of CMS (as determined by the certified public accounting firm regularly employed by Employer) are more than $18,750,000.00 and less than $22,500,000.00 for the fiscal year ending June 30, 1996, the foregoing performance bonus shall be increased by $50,000.00, and in the event such Gross Profits of CMS exceed $22,500,000. for the fiscal year ending June 30, 1996, the performance bonus shall be increased by an additional $50,000.00.

                 (C) Stock Options. Employer shall grant to Employee stock options, subject to the terms of the Stock Option Agreement attached hereto as Exhibit A, to purchase all or a part of an aggregate of 50,000 shares of the Employer's common stock. Employee's stock options shall vest over a 56 month period, with the first 12,500 shares vesting on the first day of the month which is 14 months following the Commencement Date. The remaining 37,500 shares shall vest in three equal installments of 12,500 shares each, on the first day of the months which shall be 28, 42, and 56 months respectively, following the Commencement Date. The options will be exercisable at an exercise price equal to the closing price of Employer's common stock on the New York Stock Exchange as of the Commencement Date. In the event the Employee's employment with Employer hereunder is terminated for any reason whatsoever, Employee shall receive only those stock options which shall have vested prior to the date of such termination of employment. In addition, Employer shall grant to Employee stock options to purchase up to an additional 100,000 shares of Employer's common stock subject to Employee's satisfaction of the conditions set forth in Section 1(b) of the Stock Option Agreement.


                 4. POLICIES AND PROCEDURES. This Agreement hereby incorporates Employer's standard "Policies and Procedures Manual" as constituted on this date, and as it may be amended in the future from time to time.
Employee hereby agrees to abide by all "Policies and Procedures" as may be adopted by Employer from time to time, and to not, intentionally or negligently, act in any manner inconsistent with said Policies and Procedures or in any other manner which may cause financial or other damage to Employer.

                   Without in any way limiting the contents of the Policies and Procedures Manual, or of the obligation of Employee to comply with all Policies and Procedures, Employee hereby specifically acknowledges and confirms that Employee has read and will comply with those sections of the Policies





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and Procedures Manual dealing with Equal Opportunity Policies, Sexual
Harassment Policies, and Compliance with Securities Laws.

                 5. BENEFITS. Employee shall be entitled to such employment benefits as Employer may, from time to time, grant to its employees generally.

                 6. EMPLOYEE'S EXCLUSIVITY. Employee will at all times faithfully, industriously, and to the best of Employee's ability, experience, and talents perform all of the duties that may be required of and from Employee pursuant to the terms of this Agreement, to the satisfaction of Employer. Employee shall not, during the term of this Agreement, be interested directly or indirectly, in any manner as an advisor or employee for compensation, or as a partner, officer, director, stockholder, or in any other capacity in any other business enterprises without the prior written consent of Employer. Employee shall not be prohibited hereunder from making investments of personal funds in capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange.

                 7.  CONFIDENTIALITY.

                          (a) Non-Disclosure and Non-Use of Confidential Information. The Employee shall not, directly or indirectly, during, or at any time after his employment by the Employer, use for himself or others, or disclose to others, any Confidential Information of the Employer, whether or not conceived, developed or perfected by him unless the Employee first secures written consent of the Employer to such disclosure or use, which may or may not be given in the absolute discretion of the Employer, or until such information shall have become a matter of public knowledge.

                          (b) "Confidential Information" Defined. The term "Confidential Information" shall include, without limitation: records of research and technical data; computer programs (whether under license from others or developed in-house as a proprietary product of the Employer), processes, machines, equipment and process designs, including any drawings and descriptions thereof; operating instructions; training manuals; production and development processes; production schedules; procedures; machinery; business and financial information; customer lists; customer buying records; pricing policies; product and merchandise sources; supply sources; marketing information and plans; pricing policies; product and merchandise sources; long-range plans; salary information; contracts; and correspondence and other information of the Employer, or of other parties doing business with the Employer, and such other information as is maintained in confidence but which is disclosed to Employee in trust, or which the Employee is placed in a position to discover by virtue of the trust and confidence reposed in him by his employment. Such Confidential Information is hereby expressly distinguished from general information and know-how inherently available in any employment.





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                          (c)  Return of Records.  Upon termination of
                 Employee's employment or at any other time upon request, Employee will return promptly to Employer, as its property, any or all Confidential Information, in whatever form it may exist, and by whomever prepared, which are then in Employee's custody, possession or control.

                 8. NON-COMPETITION. Employee acknowledges that his ability to earn a living is not so closely tied to the business of Employer and the market segment of which Employer is a part that the termination of his employment would not work an undue hardship on Employee or his family. In recognition of this fact, and in partial consideration of the Severance Pay to which Employee is entitled pursuant to Paragraph 11 below, Employee agrees that in the event employment of Employee with Employer is terminated for any reason other than at the expiration of the term set forth in Section 2 hereof, Employee will not accept employment, or work in any manner for a company, business, or organization engaged in the business of distributing, reselling, or aggregating computer equipment, or any other business which may be engaged in by Employer at the date of such termination, for a period of twelve months following such termination of employment. Employee acknowledges that Employer conducts its business throughout the United States, and that accordingly this prohibition against competition will extend to any company, business, or organization doing business in the United States. In the event following termination of Employee's employment with Employer, Employee engages in a business which competes with that of Employer, or otherwise violates this Section, the Severance Pay provided for in Section 11 hereof shall terminate.

                 This Non-Competition Section shall be deemed binding upon Employee in all respects and in the event of Employee's violation of this Section, Employer shall be entitled to initiate injunctive relief against Employee. In addition, Employee shall be liable to Employer for any damages that Employer shall suffer as a result of any breach hereof.

                 9. CONFLICTS OF INTEREST. Employee covenants, warrants and agrees that Employee will not engage in any activities that will create a conflict of interest between Employee's actions and the furtherance of the interests of Employer. Employee covenants and agrees that while Employee, is at work, Employee will utilize all such time for the furtherance of Employer's business and will not work on personal projects or projects for any other group, cause or organization unless specifically disclosed to and approved in writing by Employer.

                 10. TERMINATION. Unless otherwise agreed to in writing by the Employer and the Employee, this Agreement shall terminate upon the occurrence of any of the following events:

                 (a) At any time by mutual agreement in writing signed by the Employer and the Employee.

                 (b)      Upon the death or disability of the Employee.

                 (c) Upon the bankruptcy, liquidation or termination of business by the Employer.





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                 (d)      At the option of Employer, after not less than thirty
                          (30) days prior written notice to Employee provided, however, that if Employee's employment shall be terminated for "Cause" (as defined in Section 11 below) such termination may be effective immediately upon notice by Employer to Employee.

                 11. SEVERANCE PAYMENTS. Upon termination of Employee's employment hereunder, the Base Salary of Employee shall be paid by Employer up to the effective date of termination. Any Performance Bonus which Employee may have otherwise earned under the MBO Plan for the quarter in which such termination shall occur, shall be canceled and shall not be payable to Employee. If Employee's employment is terminated by Employer pursuant to
Section 11(d) above without "Cause," and, subject to Employee's compliance with all other terms of this Agreement, including, without limitation, the Confidentiality and Non-Competition provisions of Section 7 and 8 above, Employer shall continue the payment of Employee's Base Salary as severance pay ("Severance Pay") for a period of six months year from the date of the termination of Employee's employment. For purposes of this Agreement, "Cause" shall mean any one or more of the following:

                 (a) The inability or failure of Employee to perform assigned duties;

                 (b)      Any breach of this Agreement by the Employee; or

                 (c) Any act by the Employee which would impair Employee's ability to function in the capacity hired, including, but not limited to, any act of sexual harassment of other employees, moral turpitude or dishonesty.

                 Other than the payment of Employee's Base Salary and the Severance Pay as heretofore provided, following termination of employment Employer shall have no further obligation to pay any sums, or provide any benefits to Employee.

                 12. RELOCATION COSTS. Employee shall be reimbursed for the "Relocation Costs," as defined below, incurred by Employee as a result of any required relocation of Employee's residence from his current home in Santa Cruz, California to a location in or near Irvine, California ("Southern California"). The term "Relocation Costs" shall include the following:

                 (a) Moving costs for Employee's automobiles, home furnishings, and other personal property.

                 (b) Interim living accommodations and a reasonable expense allowance of up to $100 per day for a maximum of 180 days for food and other incidentals incurred in Irvine, California during the period that Employee is required to perform services in Southern California, but prior to the time Employee's family moves to Southern California. Interim living accommodations shall either be provided by Employer, or at Employer's options, shall be reimbursed to Employee in such amounts as may be agreed to in writing by Employer.





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                 (c)      Closing costs incurred by Employee on the purchase of
                          a home in Southern California.

                 (d) Payment of the monthly mortgage on Employee's home in San Jose, California, or payment of the rental or mortgage payment of the Southern California home, until the earlier of the nine (9) months from the date that the temporary living accommodations expires, or the date on which such residence is rented out by Employee.

                 (e) Round trip coach airfare between Southern California and San Jose, California for Employee and Employee's wife, until Employee's San Jose home is rented, up to a maximum of ten trips by each of Employee and Employee's wife.

                 13. MISCELLANEOUS. The following provisions are also integral parts of this Agreement:

                          A.  This Agreement shall be binding upon and shall
inure to the benefit of the successors, assigns, personal representatives and heirs of the respective parties hereto, and any entities resulting from the reorganization, consolidation or merger of Employer.

                          B.  The headings used in this Agreement are inserted
for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of this Agreement.

                          C.  This Agreement constitutes the entire
understanding and agreement between the parties and supersedes all prior agreements, representations or understandings between the parties relating to the subject matter hereof.

                          D.  The provisions of this Agreement are severable,
and should any provision hereof be void, voidable or unenforceable, such void, voidable, or unenforceable provision shall not affect any other provision of this Agreement.

                          E.  Any waiver by either party hereto of any kind of
character whatsoever by the other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Agreement on the part of the other party.

                          F.  The several rights and remedies herein expressly
reserved to each of the parties shall be construed as cumulative; and none of them shall be exclusive of, in lieu, or in limitation of any other right, remedy or priority allowed by law. Without limiting the generality of the foregoing, Employee shall be liable to Employer for any damages that Employer shall suffer as a result of any breach of any terms of this Agreement.





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                          G.  The parties agree that time is of the essence in
the performance of the duties herein.

                          H.  This Agreement shall be interpreted, construed
and enforced according to the laws of the State of California. Venue for the resolution of any dispute hereunder shall lie in the Superior Court of the State of, California, Orange County, California. The parties each agree to waive trial by jury in any action arising in connection with this Agreement or the employment relationship between Employer and Employees.

                          I.  The parties agree that in the event any acts or a
court proceeding is brought by either party to enforce any provisions under this Agreement, each party shall bear its own costs in connection therewith, and neither party shall be entitled to recover any attorneys fees or court costs.

                          J.  Except as otherwise provided herein this
Agreement and the rights and obligations herein may not be assigned or assumed by either party hereto without the prior written consent of the other party.

                          K.  All terms and words used in this Agreement
regardless of the number and gender in which they are used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or cause herein may require, the same as if the words had been fully and properly written in the required number and gender.

                          L.  This Agreement may not be amended or modified
except by mutual written agreement of the parties.

                          M.  The obligations of Employee set forth in Sections
7 and 8 hereof represent independent covenants by which Employee will remain bound notwithstanding any breach by Employer of the provisions hereunder, and shall survive the termination of this Agreement.



                   REMAINDER OF PAGE LEFT BLANK INTENTIONALLY





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                          N.  All notices, demands and requests required or
permitted to be given hereunder shall be deemed duly given if delivered or mailed by registered or certified mail, postage prepaid, addressed to the following:

                                        If to Employer, to:

                                        AmeriQuest Technologies, Inc.
                                        3 Imperial Promenade
                                        Santa Ana, California 92705


                                        If to Employee, to:

                                        Ken Burke Fairchild
                                        0 Kite Hill Road
                                        Santa Cruz, CA 95060


                 Either party shall have the right to specifically, in writing, in the manner above provided, another address to which subsequent notices to the parties shall be given. Any notice given hereunder shall be deemed to have been given as of the date delivered or mailed.

DATED this 1st day of April, 1995.

EMPLOYER:                              EMPLOYEE:

AmeriQuest Technologies Inc.


By: /s/ Gregory A. White               By: /s/ Ken Burke
   -------------------------              ---------------------------
   Gregory A. White                       Ken Burke
   President and Chief                    Senior Vice President and
   Operating Officer                      General Manager
                                          CMS Enhancements






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